SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2004

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 8020

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

On November 29, 2004, Newmont Finance Limited (“NFL”) and certain other subsidiaries of Newmont Mining Corporation (“Newmont”), signed a Subordinated Debt Facility and other definitive agreements and undertakings relating to a definitive Sale Agreement signed contemporaneously by the following parties: (a) Australian Magnesium Corporation (“AMC”) and its subsidiaries, Australian Magnesium Operations Pty Ltd (“AMO”), QMC Investments Pty Ltd, QMC (Kunwarara) Pty Ltd, Q.M.C. Finance Pty Ltd, QMC Refmag Pty Ltd, and Queensland Magnesia Pty Ltd (collectively, the “AMC Group”); and (b) Resource Capital Fund III L.P. (“RCF”), RCF Management L.L.C. (“RCFM”), ACN 111 279 906 Ltd (“ACN”), and QMCH Pty Ltd (“QMCH”). All references below to A$ are to Australian currency.

The transaction closed on December 1, 2004, after satisfaction of a number of conditions, including (a) approval by AMC shareholders; (b) certain regulatory approvals; and (c) entry into a senior debt facility. In connection with closing of the Sale Agreement and relation transactions:

(1)	RCF acquired from the AMC Group certain of its subsidiaries and the Queensland Magnesia project (“QMAG”), which is conducted as an unincorporated joint venture, and the Kunwarara magnesite deposit;

(2)	Newmont Australia Limited forgave (a) an outstanding loan of A$5 million owed by AMC and (b) outstanding loan guarantee fees of approximately A$2.8 million owed by QMAG;

(3)	RCF paid (a) a loan facility of an AMC subsidiary that has been used to provide funds to QMAG and that is guaranteed by Newmont and other Newmont subsidiaries, which had an outstanding balance as of November 29, 2004 of approximately A$58.5 million; and (b) any amount due and payable from the closeout of foreign exchange hedge contracts and options; and

(4)	NFL loaned A$30 million to ACN and QMCH, which loan has a term of 10 years and is subordinated to a senior debt facility advanced by a third party financier and to loans provided by RCF.

Newmont expects to record a non-cash, pre-tax gain of approximately $10 million to $12 million, as a result of the reversal of a $30 million loss contingency accrual previously recorded by Newmont related to its guarantee of the existing A$58.5 million loan facility, net of a valuation allowance that will be established in respect of Newmont’s new A$30 million loan and other miscellaneous effects of the transaction. This gain may be material, depending on the amount of income that Newmont otherwise will have in the fourth quarter 2004. This Form 8-K is being filed on a cautionary basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Bruce D. Hansen
Name:	Bruce D. Hansen
Title:	Senior Vice President and Chief Financial Officer

Dated: December 3, 2004

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